Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-177653) pertaining to the registration of 6,839,693 shares of common stock issuable pursuant to the Amended and Restated 2009 Stock Option Plan of Canyon Copper Corp. (the "Company") of our audit report dated September 20, 2012 relating to the June 30, 2012 financial statements of the Company which appear in this Annual Report on Form 10-K for that period.

/s/ SATURNA GROUP CHARTERED ACCOUNTANTS LLP

SATURNA GROUP CHARTERED ACCOUNTANTS LLP

Vancouver, Canada

September 27, 2012